Exhibit 99.1

WELLPOINT ANNOUNCES THE RETIREMENT OF

LARRY C. GLASSCOCK AS PRESIDENT & CEO

GLASSCOCK TO REMAIN CHAIRMAN OF THE BOARD

ANGELA F. BRALY TO BECOME PRESIDENT & CEO

Indianapolis, IN – February 26, 2007 – WellPoint, Inc. (NYSE: WLP), the largest U.S. health benefits company, today announced that Larry C. Glasscock is retiring as President and Chief Executive Officer, effective June 1, 2007. Glasscock will continue to serve as Chairman of the Board. Concurrently, WellPoint’s Board of Directors has named Angela F. Braly (pronounced brah-lee), as President and Chief Executive Officer and a member of the Board of Directors, also effective June 1, 2007.

Since 2005, Braly, 45, has served as a WellPoint Executive Vice President, with operational responsibility for the nation’s largest Medicare claims processing business, the federal employees’ health benefits business, public policy development, government relations, legal affairs, marketing, and social responsibility initiatives. Previously, she was the President and CEO of Blue Cross Blue Shield of Missouri.

“For family reasons, it is important for me to retire from the day-to-day leadership of the company at this time,” said Glasscock. “I’m thankful to our dedicated associates for their loyalty, spirit and commitment, and we are fortunate to have a leader of Angela’s caliber ready to assume the President and CEO position. Angela has been one of my most trusted and valued colleagues, partnering with me on literally every major strategic initiative undertaken by the company over the past two years. She brings the right combination of intellect, health policy knowledge, business experience, strategic vision and execution. In my ongoing role as WellPoint’s Chairman, I look forward to continuing to work closely with Angela and our outstanding management team.”

Glasscock, 58, has served as President and CEO of WellPoint, Inc, (formerly Anthem Inc.) since 1999 and as Chairman since November 2005. He joined Anthem Insurance in 1998. Under his leadership, WellPoint and its predecessor companies grew from 6 million medical members and $6 billion in revenue to more than 34 million medical members and more than $60 billion in revenue today. Among the highlights of Glasscock’s tenure were:

•	The demutualization of Anthem Insurance and the initial public offering of Anthem, Inc.;

•	Anthem’s acquisitions of the Blue Cross Blue Shield plans in Colorado, Maine, Nevada, New Hampshire, and Virginia.

•	The 2004 merger of Anthem and WellPoint Health Networks Inc., which created the nation’s largest health benefits company and added Blue plans in California, Georgia, Missouri, and Wisconsin;

•	WellPoint’s 2005 acquisitions of Lumenos and WellChoice, the parent company of Empire Blue Cross Blue Shield of New York.

Speaking on behalf of the WellPoint Board of Directors, Presiding Director Jackie Ward said, “Larry has delivered unprecedented growth and value creation for WellPoint’s members, investors and associates, and we are enormously thankful for his contributions to the company and his commitment to remain Chairman. The Board is excited and confident that Angela is the right leader for WellPoint’s future. She personifies WellPoint’s core values in every way, and her dynamic leadership style engages and inspires confidence. She has championed WellPoint’s leadership in such areas as increasing access to health care for the uninsured, and our efforts to give consumers more control over their health care choices by providing greater transparency to cost and quality information. Angela’s experience leading both commercial and government businesses gives her the ideal ability and perspective to ensure that we continue to meet our customers’ needs. The Board strongly supports WellPoint’s strategy and management team, and we are confident that the future of the company is in very good hands.”

Commenting on her appointment, Braly said:

“The health care landscape in the United States is rapidly changing, and WellPoint is uniquely positioned to bring ever-greater value to our customers and to help lead our nation’s health system to a better place. I am excited and honored to lead WellPoint’s outstanding management team and to be given the opportunity to carry on the winning strategy developed by our management team and Board to make WellPoint the most trusted choice in health care and the leader in affordable, quality care.”

“I’ve worked closely with Angela for the past six years, and I believe she has excellent skills to lead WellPoint in the years to come. Her legal and regulatory expertise will help the company shape public policy and effectively address the fundamental questions about the future of our health care system. At the same time, her marketing and operations experience will help WellPoint continue to grow by meeting the needs of our customers with innovative products,” said David C. Colby, WellPoint’s Chief Financial Officer. “I look forward to working with Angela in her new role.”

Earlier in her career, Braly was Executive Vice President and General Counsel at RightChoice, Inc., and a partner in the law firm of Lewis, Rice & Fingersh. A native of Dallas, she received a bachelor’s degree in finance from Texas Tech University and a law degree from Southern Methodist University School of Law. She and her husband have been married for 20 years, and they have three children. Angela is active with several philanthropic organizations.

Conference Call and Webcast

Management will host a conference call and webcast today at 8:30 a.m. Eastern Standard Time (“EST”) to discuss its leadership transition. The conference call should be accessed at least 15 minutes prior to the start of the call with the following numbers:

888-423-3268 (Domestic)	800-475-6701 (Domestic Replay)
651-291-5254 (International)	320-365-3844 (International Replay)

An access code is not required for today’s conference call. The access code for the replay is 865117. The replay will be available from 1:45 p.m. EST today until the end of the day on March 12, 2007. The call will also be available through a live webcast at www.wellpoint.com under “Investor Info.” A webcast replay will be available following the call.

Contacts:

Media

James Kappel, 317-488-6400

WellPoint, Inc.

Investor Relations

Wayne S. DeVeydt, 317-488-6390

WellPoint, Inc.

About WellPoint, Inc.

WellPoint’s mission is to improve the lives of the people it serves and the health of its communities. WellPoint, Inc. is the largest health benefits company in terms of commercial membership in the United States. Through its nationwide networks, the company delivers a number of leading health benefit solutions through a broad portfolio of integrated health care plans and related services, along with a wide range of specialty products such as life and disability insurance benefits, pharmacy benefit management, dental, vision, behavioral health benefit services, as well as long term care insurance and flexible spending accounts. Headquartered in Indianapolis, Indiana, WellPoint is an independent licensee of the Blue Cross and Blue Shield Association and serves its members as the Blue Cross licensee for California; the Blue Cross and Blue Shield licensee for Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, New York (as Blue Cross Blue Shield in 10 New York City metropolitan and surrounding counties and as Blue Cross or Blue Cross Blue Shield in selected upstate counties only), Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.), Wisconsin; and through UniCare. Additional information about WellPoint is available at www.wellpoint.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements in this press release regarding WellPoint’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year, and the Company’s Quarterly Reports on Form 10-Q for each of the completed quarters in the current fiscal year.

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